UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.Entry into a Material Definitive Agreement.

Entry into Fourth Amendment to Amended and Restated Credit Agreement

On April 29, 2020, Unifi, Inc. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) to Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Company and certain of its domestic subsidiaries, as borrowers, Wells Fargo Bank, National Association, as administrative agent, sole lead arranger and sole book runner, and the other lenders party thereto (as previously amended, the “Credit Agreement”). The Fourth Amendment, among other things: (i) revised the definition of “Permitted Dispositions” to include the sale by Unifi Manufacturing, Inc., a wholly owned subsidiary of the Company (“UMI”), of its 34% equity ownership interest in Parkdale America, LLC (“PAL”) so long as the aggregate net cash proceeds received equal or exceed $60.0 million and such sale occurs on or before May 15, 2020; (ii) revised the terms of the Credit Agreement to allow (a) the net cash proceeds from the sale of UMI’s equity ownership interest in PAL to be applied to the payment in full of the outstanding principal amount of the Company’s revolving credit facility and (b) the remaining net cash proceeds to be held by the Company, so long as certain conditions are met; and (iii) revised the terms of the Credit Agreement to allow the lenders to make changes to the benchmark interest rate without further amendment should the London Interbank Offered Rate be temporarily or permanently discontinued and a transition to a new benchmark interest rate such as the Secured Overnight Financing Rate be required for future borrowings under the Company’s senior secured credit facility.

Certain parties to the Fourth Amendment and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Entry into the Purchase Agreement

On April 29, 2020, UMI and Parkdale, Incorporated, a North Carolina corporation (“Buyer”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which UMI agreed to sell to Buyer, and Buyer agreed to purchase from UMI, all of UMI’s 34% equity ownership interest in PAL in exchange for cash in the amount of $60.0 million.

The Purchase Agreement contains customary representations and warranties which survive for 12 months following the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).  Pursuant to the terms of the Purchase Agreement, UMI shall not have any indemnification obligation for any inaccuracy in or breach of any representations and warranties made in the Purchase Agreement by UMI to Buyer until all losses of Buyer, individually or in the aggregate, exceed the sum of $50,000 (the “Basket”), at which point UMI shall be obligated to indemnify Buyer from and against such losses (excluding those comprising the Basket) for an amount up to but not to exceed $9.0 million.

At the Closing, in accordance with the terms of the Purchase Agreement, UMI and Buyer will enter into a Termination Agreement to terminate, effective as of the Closing (i) the Contribution Agreement, dated as of June 30, 1997, by and among Buyer (as successor in interest to Parkdale Mills, Incorporated), PAL, UMI and the Company and (ii) that certain Operating Agreement of PAL, dated as of June 29, 1997, as amended on September 5, 2005, by and among Buyer (as successor in interest to Parkdale Mills, Incorporated), PAL, UMI and the Company.

The foregoing descriptions of the Fourth Amendment, the Purchase Agreement and the Termination Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 with respect to the Purchase Agreement and the Termination Agreement is incorporated into this Item 2.01 by reference.

On April 29, 2020, in accordance with the Purchase Agreement, UMI completed the sale of its 34% equity ownership interest in PAL to Buyer in exchange for cash in the amount of $60.0 million, and UMI and Buyer entered into the Termination Agreement.

Item 2.02.Results of Operations and Financial Condition.

On April 30, 2020, the Company issued a press release announcing its operating results for the third quarter of fiscal 2020 ended March 29, 2020, a copy of which is attached hereto as Exhibit 99.2.

Item 7.01.Regulation FD Disclosure.

On May 1, 2020, the Company will host a conference call to discuss its operating results for the third quarter of fiscal 2020 ended March 29, 2020.  A copy of the materials prepared for use by management during this conference call is attached hereto as Exhibit 99.3.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated as of April 29, 2020, by and between Unifi Manufacturing, Inc. and Parkdale, Incorporated.

4.1	Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 29, 2020, by and among Unifi Manufacturing, Inc., Unifi, Inc., and Wells Fargo Bank, National Association.

99.1	Termination Agreement, dated as of April 29, 2020, by and between Unifi Manufacturing, Inc. and Parkdale, Incorporated.

99.2	Press Release of Unifi, Inc., dated April 30, 2020.

99.3	Earnings Call Presentation Materials.

The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: April 30, 2020	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Executive Vice President & Chief Financial Officer